EXHIBIT 10.4
                               FIRST AMENDMENT TO
                             SAN JOSE WATER COMPANY
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                           (Effective January 1, 1992)

The San Jose Water Company Executive Supplemental Retirement Plan is hereby amended effective January 1, 1993 to read as follows:

         FIRST:   Section 3.1 is amended to read as follows:

                  "3.1. The retirement benefits under this Plan to which a Participant shall be entitled, shall be an amount equal to the difference, if any, between (a) and (b) below:"

                           "(a) Two and two tenths  percent  (2.2%) of the Final
                  Average Compensation of a Participant multiplied by the Participant's Years of Service (not to exceed twenty (20) years); (ii) one and one tenth percent (1.1%) of the Final Average Compensation multiplied by the Participant's Years of Service in excess of twenty (20) (not to exceed an additional ten (10) years); and (iii) Mr. John Weinhardt shall receive an additional eight and one quarter tenths of one percent (.825%) of Final Average Compensation for each year of service as President and Chief Executive Officer of the Company; less"

                           "(b) Benefits payable to the Participant from the San
                  Jose Water Company Retirement Plan."

"The amount of the offset in subsection (b) shall be Actuarially Equivalent to a single life annuity commencing on the Participant's Normal Retirement Date."

         SECOND: Except as provided herein, the San Jose Water Company Executive Supplemental Retirement Plan shall continue in full force and effect.



IN WITNESS WHEREOF, San Jose Water Company has caused its authorized officers to affix the corporate name and seal hereto this __ day of ______________, 1993.

San Jose Water Company


By:
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By:
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